Exhibit 99.2

TRANSACTIONS

The following table sets forth all transactions with respect to Common Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Common Shares, inclusive of any transactions effected prior to the filing hereof, on December 13, 2023. All such transactions were purchases or sales of Common Shares effected in the open market, and the table includes commissions paid in per Common Share prices.

	Trade Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Price ($)[1]
1.	10/16/2023	Sphinx Investment Corp.	Buy	20,583	$6.12
2.	10/17/2023	Sphinx Investment Corp.	Buy	23,992	$6.31
3.	10/18/2023	Sphinx Investment Corp.	Buy	9,348	$6.18
4.	10/19/2023	Sphinx Investment Corp.	Buy	24,515	$6.08
5.	10/20/2023	Sphinx Investment Corp.	Buy	15,265	$6.10
6.	10/23/2023	Sphinx Investment Corp.	Buy	13,645	$5.93
7.	10/24/2023	Sphinx Investment Corp.	Buy	13,811	$5.94
8.	10/25/2023	Sphinx Investment Corp.	Buy	15,957	$5.78
9.	10/26/2023	Sphinx Investment Corp.	Buy	18,096	$5.78
10.	10/27/2023	Sphinx Investment Corp.	Buy	47,402	$5.59
11.	10/30/2023	Sphinx Investment Corp.	Buy	27,515	$5.36
12.	10/31/2023	Sphinx Investment Corp.	Buy	20,509	$5.10
13.	11/01/2023	Sphinx Investment Corp.	Buy	7,489	$5.15
14.	11/02/2023	Sphinx Investment Corp.	Buy	18,525	$5.22
15.	11/03/2023	Sphinx Investment Corp.	Buy	10,631	$5.19
16.	11/06/2023	Sphinx Investment Corp.	Buy	11,577	$5.20
17.	11/07/2023	Sphinx Investment Corp.	Buy	9,446	$5.13
18.	11/08/2023	Sphinx Investment Corp.	Buy	11,467	$4.99
19.	11/09/2023	Sphinx Investment Corp.	Buy	15,284	$5.12
20.	11/10/2023	Sphinx Investment Corp.	Buy	6,203	$5.10
21.	11/13/2023	Sphinx Investment Corp.	Buy	7,222	$5.10
22.	11/14/2023	Sphinx Investment Corp.	Buy	11,588	$5.30
23.	11/15/2023	Sphinx Investment Corp.	Buy	9,549	$5.46
24.	11/16/2023	Sphinx Investment Corp.	Buy	4,912	$5.41
25.	11/17/2023	Sphinx Investment Corp.	Buy	24,571	$5.52
26.	11/20/2023	Sphinx Investment Corp.	Buy	28,878	$5.76
27.	11/21/2023	Sphinx Investment Corp.	Buy	49,221	$6.04
28.	11/22/2023	Sphinx Investment Corp.	Buy	22,676	$6.04
29.	11/27/2023	Sphinx Investment Corp.	Buy	50,000	$6.96
30.	11/27/2023	Sphinx Investment Corp.	Buy	58,154	$6.84
31.	11/28/2023	Sphinx Investment Corp.	Buy	31,776	$6.53
32.	11/29/2023	Sphinx Investment Corp.	Buy	12,706	$6.81
33.	11/30/2023	Sphinx Investment Corp.	Buy	23,397	$7.19
34.	12/01/2023	Sphinx Investment Corp.	Buy	30,261	$7.36
35.	12/06/2023	Sphinx Investment Corp.	Buy	21,439	$7.04
36.	12/07/2023	Sphinx Investment Corp.	Buy	23,118	$7.02
37.	12/08/2023	Sphinx Investment Corp.	Buy	10,990	$7.11
38.	12/11/2023	Sphinx Investment Corp.	Buy	9,679	$7.09
39.	12/12/2023	Sphinx Investment Corp.	Buy	19,447	$7.24

1 Prices are rounded to the nearest cent.